Exhibit 4.7

FIRST RESPONDER SYSTEMS AND TECHNOLOGY INC.

AND

HANCOCK BANK OF LOUISIANA (TRUST DIVISION), as Trustee

TRUST INDENTURE

Dated as of November 21, 2005

THIS TRUST INDENTURE (the “Indenture”), dated as of November 21, 2005, is between FIRST RESPONDER SYSTEMS AND TECHNOLOGY INC., a Delaware corporation (the “Issuer”), HANCOCK BANK OF LOUISIANA, a banking corporation organized and existing under and by virtue of the laws of the State of Louisiana and duly authorized to accept and execute trusts, with its principal corporate trust office located in Baton Rouge, Louisiana, as Trustee, Paying Agent, Escrow Agent and Registrar (the “Bank”), and COMMONWEALTH ADVISORS, INC. (“Commonwealth Advisors”):

WHEREAS, the Issuer has duly authorized and provided for the issuance of its 3% Debentures due December 30, 2010 (the “Securities”), in an aggregate principal amount of $8 million to be issued as Securities without Coupons; and

WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide, among other things, for the authentication, delivery and administration of the Securities; and

WHEREAS, Commonwealth Advisors intends to purchase no less than $3 million of the Securities and will act on behalf of itself and the other Security Holders in approving disbursements from the Escrow Fund; and

WHEREAS, the Issuer desires that the Bank act as the Paying Agent of the Issuer in paying the principal, premium, if any, and interest on the Securities, in accordance with the terms thereof, that the Bank act as Registrar for the Securities, and that the Bank act as Escrow Agent all in accordance with the terms of this Indenture; and

WHEREAS, the Bank desires to accept the appointments of Paying Agent, Escrow Agent and Registrar as set forth in this Indenture; and

WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done.

NOW, THEREFORE:

In consideration of the premises and the purchases of the Securities by the holders thereof, the Issuer, the Bank and Commonwealth Advisors mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.01. Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term “generally accepted accounting principles” means such accounting principles as are generally accepted at the time of any computation. The words “herein”, “hereof” and “hereunder”

and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

“Authenticating Agent” shall have the meaning set forth in Section 7.14.

“Board of Directors” means either the Board of Directors of the Issuer or any committee of such Board duly authorized to act on its behalf.

“Board Resolution” means a copy of one or more resolutions, certified by the secretary or an assistant secretary of the Issuer to have been duly adopted or consented to by the Board of Directors and to be in full force and effect, and delivered to the Trustee.

“Business Day” means, with respect to any Security, a day that in the city (or in any of the cities, if more than one) in which amounts are payable, as specified in the form of such Security, is not a day on which banking institutions are authorized or required by law or regulation to close.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at 365 Canal Street, Suite 2280, New Orleans, Louisiana, 70130.

“Coupon” means any interest coupon pertaining to a Security.

“Depositary” means, with respect to the Securities issuable or issued in the form of one or more Registered Global Securities, the Person designated as Depositary by the Issuer pursuant to Section 2.03 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities shall mean the Depositary with respect to the Registered Global Securities.

“Dollar” means the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

“Escrow Agent” means the Bank when it is performing the functions associated with such terms in this Indenture.

“Escrow Fund” means the fund containing the proceeds of the Securities minus the Initial Disbursement.

“Event of Default” means any event or condition specified as such in Section 6.01.

“Foreign Currency” means a currency issued by the government of a country other than the United States (or any currency unit comprised of any such currencies).

“Holder”, “Holder of Securities”, “Securityholder” or other similar terms mean the Person in whose name such Security is registered in the security register kept by the Registrar for that purpose in accordance with the terms hereof.

“Indebtedness” means, with respect to any Person, and without duplication, (a) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations of such Person in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof), other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services; (b) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees or bankers’ acceptances; (c) all obligations and liabilities (contingent or otherwise) in respect of leases of such Person required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such Person; (d) all obligations and other liabilities (contingent or otherwise) under any lease or related document (including a purchase agreement) in connection with the lease of real property which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase such leased property; (e) all obligations of such Person (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement; (f) all direct or indirect guaranties or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (a) through (e); (g) any indebtedness or other obligations described in clauses (a) through (f) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person; and (g) any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (g).

“Indenture” means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, and shall include the forms and terms of particular series of Securities established as contemplated hereunder.

“Interest” means, when used with respect to non-interest bearing Securities, interest payable after maturity.

“Issuer” means (except as otherwise provided in Article 6) First Responder Systems and Technology Inc., a Delaware corporation and, subject to Article 9, its successors and assigns.

“Issuer Order” means a written statement, request or order of the Issuer signed in its name by any one of the following: the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Chief Legal Officer, the Treasurer, any Assistant Treasurer, the Controller, any Assistant Controller or any other person authorized by the Board of Directors to execute any such written statement, request or order.

“Judgment Currency” shall have the meaning set forth in Section 12.11.

“Officer’s Certificate” means a certificate signed by any one of the following: the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Chief Legal Officer, the Treasurer, any Assistant Treasurer, the Controller, any Assistant Controller or any other person authorized by the Board of Directors to execute any such certificate.

“Opinion of Counsel” means an opinion in writing, subject to customary exceptions, signed by legal counsel of the Issuer (such legal counsel may be an employee of or counsel to the Issuer) or such other legal counsel who shall be reasonably satisfactory to the Trustee.

“Original Issue Date” of any Security (or portion thereof) means the earlier of (a) the date of such Security or (b) the date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.

“Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.01.

“Outstanding” when used with reference to Securities, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except

(a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b) Securities, or portions thereof, for the payment or redemption of which moneys or U.S. Government Obligations (as provided for in Section 11.01) in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Issuer) or shall have been set aside, segregated and held in trust by the Issuer for the Holders of such Securities (if the Issuer shall act as its own paying agent), provided that if such Securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision reasonably satisfactory to the Trustee shall have been made for giving such notice; and

(c) Securities which shall have been paid or in substitution for which other Securities shall have been authenticated and delivered pursuant to the terms of Section 2.09 (except with respect to any such Security as to which proof reasonably satisfactory to the Trustee is presented that such Security is held by a person in whose hands such Security is a legal, valid and binding obligation of the Issuer).

In determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 6.01.

“Paying Agent” means the Bank when it is performing the functions associated with such terms in this Indenture.

“Periodic Offering” means an offering of Securities from time to time, the specific terms of which Securities, including, without limitation, the rate or rates of interest, if any, thereon, the stated maturity or maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Issuer or its agents upon the issuance of such Securities.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal” whenever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include “and premium, if any”.

“Record Date” shall have the meaning set forth in Section 2.07.

“Redemption Notice Period” shall have the meaning set forth in Section 13.02.

“Register” means the books kept and maintained by the Registrar for registration and transfer of Bonds pursuant to Section 2.08 hereof.

“Registered Global Security” means a Security evidencing all or a part of a series of Registered Securities, issued to the Depositary in accordance with Section 2.04, and bearing the legend prescribed in Section 2.04.

“Registered Security” means any Security registered on the Security register of the Issuer.

“Registrar” means the Bank until a successor Registrar shall have become such pursuant to applicable provisions of this Indenture.

“Representative” means the Trustee.

“Required Currency” shall have the meaning set forth in Section 12.11.

“Responsible Officer” when used with respect to the Trustee means the president, any trust officer, any assistant trust officer, or any other officer or assistant officer of the Trustee assigned and duly authorized by the Trustee to administer this Indenture.

“Security” or “Securities” has the meaning stated in the fourth recital of this Indenture, or, as the case may be, Securities that have been authenticated and delivered under this Indenture.

“Significant Subsidiary” means, as of any date of determination, a Subsidiary of the Issuer, if as of such date of determination either (a) the assets of such subsidiary equal 10% or more of the Issuer’s total consolidated assets or (b) the total revenue of which represented 10% or more of the Issuer’s consolidated total revenue for the most recently completed fiscal year.

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a subsidiary of such Person or (b) the only general partners of which are such Person or of one or more subsidiaries of such Person (or any combination thereof).

“Trustee” means the Bank identified in the first paragraph hereof and, subject to the provisions of Article 6, shall also include any successor trustee. “Trustee” shall also mean or include each Person who is then a trustee hereunder and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the trustee with respect to the Securities of such series.

“Unregistered Security” means any Security other than a Registered Security

“Yield to Maturity” means the yield to maturity on a security, calculated at the time of issuance, or, if applicable, at the most recent redetermination of interest, and calculated in accordance with accepted financial practice.

ARTICLE 2

SECURITIES

SECTION 2.01. Forms Generally. The Securities shall be substantially in the form attached as Exhibit A hereto with all necessary and appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the officers executing such Securities as evidenced by their execution of such Securities.

SECTION 2.02. Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication on all Securities shall be in substantially the following form:

“This is one of the Securities referred to in the within-mentioned Indenture.

                                          as Trustee

By:                                         , it’s Authorized Officer

SECTION 2.03. Eight Million Dollar Limit. The aggregate principal amount of Securities to be authenticated and delivered under this Indenture is limited to $8 million and shall be issuable, unless a Supplemental Indenture shall have been executed and delivered pursuant to Article 9 hereof, only in fully registered form, substantially as set forth in Exhibit A to this Indenture.

The Securities issued hereunder shall be unsubordinated and equal in right of payment, to the extent and in the manner set forth in Article 14, to all Indebtedness of the Issuer. There shall be established in or pursuant to one or more Board Resolutions or established in one or more indentures supplemental hereto, prior to the initial issuance of the Securities,

(a) if other than Dollars, the coin or currency in which the Securities are denominated (including, but not limited to, any Foreign Currency);

(b) the date or dates on which the principal of the Securities is payable;

(c) the rate or rates at which the Securities shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable and on which a record shall be taken for the determination of Holders to whom interest is payable and/or the method by which such rate or rates or date or dates shall be determined;

(d) the place or places where the principal of and any interest on Securities shall be payable (if other than as provided in Section 3.02);

(e) the right, if any, of the Issuer to redeem Securities, in whole or in part, at its option and the period or periods within which, the price or prices at which and any terms and conditions, including the Redemption Notice Period, upon which Securities may be so redeemed, pursuant to any sinking fund or otherwise;

(f) the obligation, if any, of the Issuer to redeem, purchase or repay Securities pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which and the period or periods within which and any terms and conditions upon which Securities shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(g) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities shall be issuable;

(h) if other than the principal amount thereof, the portion of the principal amount of Securities which shall be payable upon declaration of acceleration of the maturity thereof;

(i) if the Holders of the Securities may convert or exchange the Securities into or for securities of the Issuer or of other entities or other property (or the cash value thereof), the specific terms of and period during which such conversion or exchange may be made;

(j) whether the Securities will be issuable as Registered Securities (and if so, whether such Securities will be issuable as Registered Global Securities) or Unregistered Securities (with or without Coupons), or any combination of the foregoing, any restrictions applicable to the offer, sale, transfer, exchange or delivery of Unregistered Securities or Registered Securities or the payment of interest thereon and, if other than as provided in Section 2.08, the terms upon which Unregistered Securities may be exchanged for Registered Securities and vice versa;

(k) whether and under what circumstances the Issuer will pay additional amounts on the Securities held by a Person who is not a U.S. Person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Issuer will have the option to redeem such Securities rather than pay such additional amounts;

(l) if the Securities are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

(m) any trustees, depositaries, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Securities;

(n) any other events of default or covenants with respect to the Securities; and

(o) any other terms of the Securities.

All Securities appertaining thereto, shall be identical, as to denomination and except as may otherwise be provided by or pursuant to the Board Resolution or Officer’s Certificate referred to above or as set forth in any such indenture supplemental hereto. All Securities need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to such Board Resolution, such Officer’s Certificate or in any such indenture supplemental hereto.

SECTION 2.04. Authentication and Delivery of Securities. The Issuer shall deliver the Securities to the Trustee for authentication together with the applicable documents referred to below in this Section, and the Trustee shall thereupon authenticate and deliver such Securities to or upon the order of the Issuer (contained in the Issuer Order referred to below in this Section) or pursuant to such procedures reasonably acceptable to the Trustee and to such recipients as may be specified from time to time by an Issuer Order. The maturity date, original issue date, interest rate and any other terms of the Securities (including Redemption Notice Periods) shall be determined by or pursuant to such Issuer Order and procedures. If provided for in such procedures, such Issuer Order may authorize authentication and delivery pursuant to oral instructions from the Issuer or its duly authorized agent, which instructions shall be promptly confirmed in writing. In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive and (subject to Section 8.01) shall be fully protected in relying upon, unless and until such documents have been superceded or revoked, an Issuer Order requesting such authentication and setting forth delivery instructions if the Securities are not to be delivered to the Issuer.

The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken by the Issuer or if the Trustee in good faith by its board of directors or board of trustees, executive committee, or a trust committee of directors or trustees or Responsible Officers shall reasonably determine that such action would expose the Trustee to personal liability to existing Holders or would affect the Trustee’s own rights, duties or immunities under the Securities, this Indenture or otherwise.

If the Issuer shall establish pursuant to Section 2.03 that the Securities are to be issued in the form of one or more Registered Global Securities, then the Issuer shall execute and the Trustee shall, in accordance with this Section and the Issuer Order with respect to such Securities, authenticate and deliver one or more Registered Global Securities that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Securities issued and not yet cancelled, (ii) shall be registered in the name of the Depositary for such Registered Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions and (iv) shall bear a legend substantially to the following effect: “Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this Security may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.”

Each Depositary designated pursuant to Section 2.03 must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Securities Exchange Act of 1934 and any other applicable statute or regulation.

SECTION 2.05. Execution of Securities. The Securities shall be signed on behalf of the Issuer by any one of the following: the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Chief Legal Officer, the Treasurer, any Assistant Treasurer, the Controller, any Assistant Controller or any other person authorized by the Board of Directors to execute the Securities, which Securities may, but need not, be attested. Such signatures may be the manual or facsimile signatures of the present or any future such officers. Minor errors or defects in any such reproduction of any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

In case any officer of the Issuer who shall have signed any of the Securities, shall cease to be such officer before the Security so signed shall be authenticated and delivered by the Trustee or disposed of by the Issuer, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security not ceased to be such officer of the Issuer; and any Security may be signed on behalf of the Issuer by such persons as, at the actual date of the execution of such Security, shall be the proper officers of the Issuer, although at the date of the execution and delivery of this Indenture any such person was not such an officer.

SECTION 2.06. Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee by the manual signature of one of its authorized officers, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. The execution of such certificate by the Trustee upon any Security executed by the Issuer shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

SECTION 2.07. Denomination and Date of Securities; Payments of Interest. The Securities shall be issuable as Registered Securities in denominations established as contemplated by Section 2.03.

The Securities shall be dated as provided in the resolution or resolutions of the Board of Directors of the Issuer referred to in Section 2.03. The Securities shall bear interest, if any, from the date, and such interest shall be payable on the dates, established as contemplated by Section 2.03.

The Person in whose name any Security is registered at the close of business on any Record Date (Hereinafter defined) with respect to any interest payment date for such Security shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Security subsequent to the record date and prior to such interest payment date, except if and to the extent the Issuer shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the Persons in whose names Outstanding Securities are registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders of Securities not less than 10 days preceding such subsequent record date. The term “record date” as used with respect to any interest payment date (except a date for payment of defaulted interest) for the Securities shall mean the date specified as such in the terms of the Securities established as contemplated by Section 2.03, or, if no such date is so established, if such interest payment date is the first day of a calendar month, the fifteenth day of the next preceding calendar month or, if such interest payment date is the fifteenth day of a calendar month, the first day of such calendar month, whether or not such record date is a Business Day.

SECTION 2.08. Registration, Transfer and Exchange. The Bank is hereby appointed “Registrar” for the purpose of registering the Securities and transfers of the Securities as herein provided. The Issuer shall cause to be kept with the Registrar a register in which, subject to such reasonable regulations as Issuer may prescribe, Issuer will provide for the registration of Securities and of transfers and exchanges of Securities. Such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. Should the Issuer appoint a Registrar other than the Bank with respect to the Securities, such register shall be open for inspection by the Bank as Trustee.

Upon due presentation for registration of transfer of any Registered Security at any such office or agency to be maintained for the purpose as provided in Section 3.02, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Registered Security maturity date, interest rate and original issue date in authorized denominations for a like aggregate principal amount.

All Registered Securities presented for registration of transfer, exchange, redemption or payment shall (if so required by the Issuer or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Trustee duly executed by the Holder or his attorney duly authorized in writing.

The Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities. No service charge shall be made for any such transaction.

The Issuer shall not be required to exchange or register a transfer of (a) any Securities of for a period of 15 days next preceding the first mailing of notice of redemption of Securities to be redeemed or (b) any Securities selected, called or being called for redemption, in whole or in part, except, in the case of any Security to be redeemed in part, the portion thereof not so to be redeemed or (c) any Securities if the Holder thereof has exercised any right to require the Issuer to repurchase such Securities, in whole or in part, except, in the case of any Security to be repurchased in part, the portion thereof not so to be repurchased.

Notwithstanding any other provision of this Section 2.08, unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Registered Global Security representing all or a portion of the Securities may not be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

If at any time the Depositary for any Registered Securities represented by one or more Registered Global Securities notifies the Issuer that it is unwilling or unable to continue as Depositary for such Registered Securities or if at any time the Depositary for such Registered Securities shall no longer be eligible under Section 2.04, the Issuer shall appoint a successor Depositary eligible under Section 2.04 with respect to such Registered Securities. If a successor Depositary eligible under Section 2.04 for such Registered Securities is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such ineligibility, the Issuer’s election pursuant to Section 2.03 that such Registered Securities be represented by one or more Registered Global Securities shall no longer be effective and the Issuer will execute, and the Trustee, upon receipt of an Officer’s Certificate for the authentication and delivery of definitive Securities, will authenticate and deliver, Securities in definitive registered form without coupons, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Registered Global Security or Securities representing such Registered Securities in exchange for such Registered Global Security or Securities.

The Issuer may at any time and in its sole discretion determine that the Registered Securities issued in the form of one or more Registered Global Securities shall no longer be represented by a Registered Global Security or Securities. In such event the Issuer will execute, and the Trustee, upon receipt of an Officer’s Certificate for the authentication and delivery of definitive Securities, will authenticate and deliver, Securities in definitive registered form without coupons, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Registered Global Security or Securities representing such Registered Securities, in exchange for such Registered Global Security or Securities.

If specified by the Issuer pursuant to Section 2.03 with respect to Securities represented by a Registered Global Security, the Depositary for such Registered Global Security may surrender such Registered Global Security in exchange in whole or in part for Securities definitive registered form on such terms as are acceptable to the Issuer and such Depositary. Thereupon, the Issuer shall execute, and the Trustee shall authenticate and deliver, without service charge, (a) to the Person specified by such Depositary a new Registered Security or Securities of the same series, of any authorized denominations as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Registered Global Security; and

(b) to such Depositary a new Registered Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Registered Global Security and the aggregate principal amount of Registered Securities authenticated and delivered pursuant to clause (a) above.

Upon the exchange of a Registered Global Security for Securities in definitive registered form without coupons, in authorized denominations, such Registered Global Security shall be cancelled by the Trustee or an agent of the Issuer or the Trustee. Securities in definitive registered form without coupons issued in exchange for a Registered Global Security pursuant to this Section 2.08 shall be registered in such names and in such authorized denominations as the Depositary for such Registered Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or an agent of the Issuer or the Trustee. The Trustee or such agent shall deliver such Securities to or as directed by the Persons in whose names such Securities are so registered.

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

SECTION 2.09. Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any definitive Security shall become mutilated, defaced or be destroyed, lost or stolen, the Issuer in its discretion may execute, and upon the written request of any officer of the Issuer, the Trustee shall authenticate and deliver a new Security of the same maturity date, interest rate and original issue date, bearing a number or other distinguishing symbol not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof and in the case of mutilation or defacement shall surrender the Security to the Trustee or such agent.

Upon the issuance of any substitute Security, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or its agent) connected therewith. In case any Security which has matured or is about to mature or has been called for redemption in full shall become mutilated or defaced or be destroyed, lost or stolen, the Issuer may instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as any of them may require to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer and the Trustee and any agent of the Issuer or the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

Every substitute Security issued pursuant to the provisions of this Section by virtue of the fact that any such Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced or destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

SECTION 2.10. Cancellation of Securities; Disposition Thereof. All Securities surrendered for payment, redemption, registration of transfer or exchange, or for credit against any payment in respect of a sinking or analogous fund, if surrendered to the Issuer or any agent of the Issuer or the Trustee or any agent of the Trustee, shall be delivered to the Trustee or its agent for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee or its agent shall dispose of cancelled Securities held by it and deliver promptly a certificate of disposition to the Issuer. If the Issuer or its agent shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee or its agent for cancellation.

ARTICLE 3

COVENANTS OF THE ISSUER

SECTION 3.01. Payment of Principal and Interest. The Issuer covenants and agrees for the benefit of each Security that it will duly and punctually pay or cause to be paid the principal of, and interest on, each of the Securities (together with any additional amounts payable pursuant to the terms of such Securities) at the place or places, at the respective times and in the manner provided in such Securities and in this Indenture. The outstanding principal and accrued interest on the Securities (together with any additional amounts payable pursuant to the terms of such Securities) shall be due and payable only in compliance with the terms set forth in the

Securities. The outstanding principal and accrued interest on the Securities (together with any additional amounts payable pursuant to the terms of such Securities) may be paid by wire transfer or by mailing checks.

SECTION 3.02. Offices for Payments, etc. So long as any Securities are authorized for issuance pursuant to this Indenture or are outstanding hereunder, the Issuer will maintain or cause to be maintained in the State of Louisiana, an office or agency where the Securities may be presented for payment, where the Securities may be presented for exchange as is provided in this Indenture, where notices and demands to or upon the Issuer in respect of the Securities may be served, and, if applicable, pursuant to Section 2.03 where the Securities may be presented for registration of transfer as in this Indenture provided.

The Issuer will give to the Trustee written notice of the location of each such office or agency and of any change of location thereof. In case the Issuer shall fail to maintain or cause to be maintained any agency required by this Section to be located in the State of Louisiana, or shall fail to give such notice of the location or of any change in the location of any of the above agencies, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee.

The Issuer may from time to time designate one or more additional offices or agencies where the Securities may be presented for payment, where the Securities may be presented for exchange as provided in this Indenture and pursuant to Section 2.03 and where the Securities may be presented for registration of transfer as in this Indenture provided, and the Issuer may from time to time rescind any such designation, as the Issuer may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain or cause to be maintained the agencies provided for in this Section. The Issuer will give to the Trustee prompt written notice of any such designation or rescission thereof.

SECTION 3.03. Establishment of Escrow Fund. The Issuer hereby appoints the Bank as Escrow Agent and establishes with the Escrow Agent an escrow fund that shall contain the proceeds of the Securities minus the Initial Disbursement (the “Escrow Fund”). The Escrow Agent agrees to establish and maintain the Escrow Fund in its capacity as Escrow Agent pursuant to the terms of this Indenture. All earnings on any account invested pursuant to this Indenture shall be deposited into the respective account generating said earnings.

SECTION 3.04. Incumbency Certificate. The Issuer and Commonwealth Advisors shall each execute and deliver to the Escrow Agent a certificate of incumbency substantially in the form of Exhibit B hereto for the purpose of establishing the identity of the representatives of the Issuer and Commonwealth Advisors entitled to issue instructions or directions to the Escrow Agent on behalf of such party. In the event of any change in the identity of such representatives, a new certificate of incumbency shall be executed and delivered to the Escrow Agent by the appropriate party. Until such time as the Escrow Agent shall receive a new incumbency certificate, the Escrow Agent shall be fully protected in relying without inquiry on any then current incumbency certificate on file with the Escrow Agent. Issuer, if requested by the Escrow Agent, shall furnish the Escrow Agent with a completed Form W-8 or Form W-9, as applicable.

SECTION 3.05. Appointment to Fill a Vacancy in Office of Trustee. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.10, a Trustee, so that there shall at all times be a Trustee with respect to the Securities issued hereunder.

SECTION 3.06. Paying Agents. The Issuer hereby appoints the Bank as Paying Agent with respect to the Securities, for the purpose of paying to the Security Holders the principal, premium if any, and interest on the Securities.

The Bank hereby accepts its appointment and agrees to act as Paying Agent as set forth in this Indenture.

The Paying Agent shall, provided adequate funds have been provided to it for such purpose by or on behalf of the Issuer, pay on behalf of the Issuer the principal of the Securities at the stated maturity or redemption date, and the interest on the Securities when due, by computing the amount of principal and/or interest to be paid to each of the Holders, preparing the checks and mailing the checks on the principal and/or interest Payment Dates to the Holders, addressed to their address appearing on the Certificate Register.

The Issuer hereby instructs the Bank to pay the principal of and interest on the Securities on the dates specified in the Securities.

Payment of the final installment of principal on a Security shall only be made upon presentation and surrender of such Security to the Paying Agent.

Should the Issuer appoint a paying agent other than the Bank with respect to the Securities, it will cause such paying agent to execute and deliver to the Bank as Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section,

(a) that it will hold all sums received by it as such agent for the payment of the principal of or interest on the Securities (whether such sums have been paid to it by the Issuer or by any other obligor on the Securities) in trust for the benefit of the Holders of the Securities, or of the Trustee,

(b) that it will give the Trustee notice of any failure by the Issuer (or by any other obligor on the Securities) to make any payment of the principal of or interest on the Securities when the same shall be due and payable, and

(c) that it will pay any such sums so held in trust by it to the Trustee upon the Trustee’s written request at any time during the continuance of the failure referred to in clause (b) above.

The Issuer will, prior to each due date of the principal of or interest on the Securities, deposit with the paying agent a sum sufficient to pay such principal or interest so becoming due, and (unless such paying agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action.

If the Issuer shall act as its own paying agent with respect to the Securities, it will, on or before each due date of the principal of or interest on the Securities, set aside, segregate and hold in trust for the benefit of the Holders of the Securities a sum sufficient to pay such principal or interest so becoming due. The Issuer will promptly notify the Trustee of any failure to take such action.

Anything in this Section to the contrary notwithstanding, but subject to Section 11.01, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all of Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for any such Security by the Issuer or any paying agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained. Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Sections 11.03 and 11.04.

SECTION 3.07. Existence. Subject to Article 10, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided, however, that the Issuer shall not be required to preserve any such right if the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and that the loss thereof is not disadvantageous in any material respect to the Securityholders.

SECTION 3.08. Maintenance of Properties. The Issuer will cause all properties used or useful in the conduct of its business or the business of any Significant Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Issuer may be necessary in the conduct of its business or the business of any Significant Subsidiary; provided, however, that nothing in this Section shall prevent the Issuer from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Issuer, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Securityholders.

SECTION 3.09. Payment of Taxes and Other Claims. The Issuer will pay or discharge, or cause to be paid or discharged, before the same may become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Issuer or any Significant Subsidiary or upon the income, profits or property of the Issuer or any Significant Subsidiary, (ii) all claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon the property of the Issuer or any Significant Subsidiary and (iii) all stamps and other duties, if any, which may be imposed by the United States or any political subdivision thereof or therein in connection with the issuance, transfer, exchange or conversion of any Securities or with respect to this Indenture; provided, however, that, in the case of clauses (i) and (ii), the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (A) if the failure to do so will not, in the aggregate, have a material adverse impact on the Issuer, or (B) if the amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 3.10. Stay, Extension and Usury Laws. The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Issuer from paying all or any portion of the principal of, premium, if any, or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Issuer (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 3.11. Compliance Certificate. The Issuer shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Issuer, a certificate signed by either the principal executive officer, principal financial officer or principal accounting officer of the Issuer, stating whether or not to the best knowledge of the signer thereof the Issuer is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Issuer shall be in default, specifying all such defaults and the nature and the status thereof of which the signer may have knowledge.

The Issuer will deliver to the Trustee, so long as any of the Securities are Outstanding, forthwith upon becoming aware of (i) any default in the performance or observance of any covenant, agreement or condition contained in this Indenture that is, or after notice or passage of time or both would be, and Event of Default, or (ii) any Event of Default, an Officer’s Certificate specifying with particularity such default or Event of Default and further stating what action the Issuer has taken, is taking or proposes to take with respect thereto.

Any notice required to be given under this Section 3.11 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.

ARTICLE 4

INVESTMENT OF FUNDS AND DISBURSEMENTS

SECTION 4.01. Investment of Funds. (a) The Escrow Agent shall, upon receipt of written instructions from Issuer requesting such action, invest and reinvest the cash in the Escrow Fund in Government Obligations. For the purposes hereof, “Government Obligations” shall mean shall mean direct obligations of, or obligations the timely payment of the principal of and interest on which are fully and unconditionally guaranteed by, the United States of America. Investments having maturity of seven days or less in a money market or other fund, the investments of which are held exclusively in Government Obligations, shall be considered investments in Government Obligations. The Escrow Agent shall have the right to liquidate investments of the Escrow Fund to fund disbursement requests of Issuer pursuant to Section 7.10 hereof. The Escrow Agent shall not be responsible for any loss due to fluctuation in market values resulting from any investment or liquidation of any investment of the Escrow Fund in accordance with this Indenture. The Escrow Fund shall continue to be held in trust while invested in accordance with this Section 4.01.

(b) The parties recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of moneys held in the Escrow Fund or the purchase, sale, retention or other disposition of any Government Obligations.

(d) The Escrow Agent is hereby authorized to execute purchases and sales of Government Obligations through the facilities of its own trading or capital markets operations or those of any affiliated entity. The Escrow Agent shall send statements to Security Holders at the address as it appears on the registration books of the Registrar and Issuer on a quarterly basis reflecting activity in the Escrow Fund for the preceding quarter. Although the Issuer and Security Holders each recognize that it may obtain a broker confirmation or written statement containing comparable information at no additional cost, the Issuer and the Security Holders hereby agree that confirmations of permitted investments are not required to be issued by the Escrow Agent for each quarter in which a quarterly statement is rendered. However, no statement need be rendered for the Escrow Fund if no activity occurred for such quarter.

(e) The Issuer and the Security Holders acknowledge and agree that the delivery of the escrowed property is subject to the sale and final settlement of Government Obligations. Proceeds of a sale of Government Obligations will be delivered on the business day on which the appropriate instructions are delivered to the Escrow Agent if received prior to the deadline for same day sale of such Government Obligations. If such instructions are received after the applicable deadline, proceeds will be delivered on the next succeeding business day.

SECTION 4.02. Disbursements from the Escrow Fund. Escrow Agent will disburse proceeds from the Escrow Fund into Issuer’s operating account within 5 business days of the receipt of a written request for advance in the form of Exhibit C (“Disbursement Request”), completed and signed by Issuer and counter-signed by Commonwealth Advisers provided:

(a)	There is on such date on deposit in the Escrow Fund an amount at least equal to the Disbursement Request;

(b)	A copy of the Disbursement Request was filed with the Escrow Agent at least 5 business days before the disbursement date certifying that all milestones required to be achieved prior to the funding of the requested disbursement have been achieved; and

(c)	No Default or Event of Default is in existence under the Debenture Purchase Agreement or the Investor Rights Agreement.

ARTICLE 5

SECURITYHOLDERS LISTS AND REPORTS

BY THE ISSUER AND THE TRUSTEE

SECTION 5.01. Issuer to Furnish Trustee Information as to Names and Addresses of Securityholders. If and so long as the Trustee shall not be the Registrar for the Securities, the Issuer and any other obligor on the Securities will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of the Registered Securities (a) semi-annually not more than 10 days after each record date for the payment of interest on such Registered Securities, as hereinabove specified, as of such record date and on dates to be determined pursuant to Section 2.03 for non-interest bearing Registered Securities in each year and (b) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Issuer of any such request as of a date not more than 15 days prior to the time such information is furnished.

SECTION 5.02. Preservation and Disclosure of Securityholders Lists.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Securities contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Registrar or co-registrar in respect of the Securities, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

(b) Every Securityholder, by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of holders of Securities made pursuant to the Indenture.

SECTION 5.03. Reports by the Issuer. The Issuer covenants to file with the Trustee, copies of the annual reports and of the information, documents, and other reports that the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

ARTICLE 6

REMEDIES OF THE TRUSTEE AND

SECURITYHOLDERS ON EVENT OF DEFAULT

SECTION 6.01. Event of Default Defined; Acceleration of Maturity; Waiver of Default. With respect to the Securities, this Indenture and any supplemental indenture the following events are “Events of Default” thereunder and hereunder:

(a) Default shall be made by the Issuer in the payment of principal of or any interest on any Security after five (5) days’ written notice from the Trustee following the date when the same is due and payable; or

(b) Default shall be made in the due performance or observance of any other material covenant, agreement or provision herein, or in any Security to be performed or observed by the Issuer, or a material breach shall exist in any representation or warranty herein contained, or in any Security, as of the date when made, and such default or breach shall have continued for a period of thirty (30) days after written notice thereof to the Issuer from the applicable Securityholder; or

(c) The Issuer shall be involved in financial difficulties as evidenced:

(i)	by the Issuer filing a petition in bankruptcy or for reorganization or for the adoption of an arrangement under the United States Bankruptcy Code (as now or in the future amended, the “Bankruptcy Code”) or an admission seeking the relief therein provided;

(ii)	By the Issuer making a general assignment for the benefit of its creditors;

(iii)	By the Issuer consenting to the appointment of a receiver or trustee for all or a substantial part of the property of the Issuer or approving as filed in good faith a petition filed against the Issuer under said Bankruptcy Code (in both cases without the consent of the Issuer);

(iv)	By the commencement of a proceeding or case, without the application or consent of the Issuer, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Issuer or of all or any substantial part of its assets, or (iii) similar relief in respect of the Issuer under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case set forth in (i), (ii), or (iii) above continues undismissed or uncontroverted, or an order, judgment or decree approving or ordering any of the foregoing being entered and continuing unstayed and in effect, for a period of sixty (60) days; or

(v)	By the Issuer admitting in writing its inability to pay its debts as such debts become due; or

(vi)	The Issuer failing to meet the mileposts set forth in Section 1.4 of the Debenture Purchase Agreement, except for the fifteen percent waiver described in that same section.

(d) Issuer shall be terminated, dissolved or liquidated (as a matter of law or otherwise) or proceedings shall be commenced by the Issuer or by any person seeking the termination, dissolution or liquidation of the Issuer.

If any one or more Events of Default described in this Section 6.01 shall occur and be continuing, then the applicable Securityholder may, at such Securityholder’s option and by written notice to the Issuer, the Trustee and the other Securityholders, declare the unpaid balance of the Securities owing to said Securityholder to be forthwith due and payable and thereupon such balance shall become so due and payable without presentation, protest or further demand or notice of intent to accelerate or other notice of any kind, all of which are expressly waived by the Issuer.

SECTION 6.02. Collection of Indebtedness by Trustee; Trustee May Prove Debt. The Issuer covenants that (a) in case default shall be made in the payment of any installment of interest on any of the Securities when such interest shall have become due and payable, and such default shall have continued for a period of 30 days or (b) in case default shall be made in the payment of all or any part of the principal of any of the Securities when the same shall have become due and payable, whether upon maturity of the Securities or upon any redemption or by declaration or otherwise, then upon demand of the Trustee, the Issuer will pay to the Trustee for the benefit of the Holders of the Securities the whole amount that then shall have become due and payable on all Securities for principal or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee.

Until such demand is made by the Trustee, the Issuer may pay the principal of and interest on the Securities to the registered holders, whether or not the Securities be overdue.

In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or other obligor upon the Securities and collect in the manner provided by law out of the property of the Issuer or other obligor upon the Securities, wherever situated the moneys adjudged or decreed to be payable. This right includes the right of the Trustee to collect all undisbursed funds from the Escrow Fund and to distribute those funds in accordance with Section 6.03.

In case there shall be pending proceedings relative to the Issuer or any other obligor upon the Securities under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor, or in case of any other comparable judicial proceedings relative to the Issuer or other obligor upon the Securities, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

(a) to file and prove a claim or claims for the whole amount of principal and interest (or, if the Securities are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such Securities) owing and unpaid in respect of the Securities, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee) and of the Securityholders allowed in any judicial proceedings relative to the Issuer or other obligor upon the Securities, or to the creditors or property of the Issuer or such other obligor, and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Securityholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee and any other amounts due the Trustee under Section 7.06.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

All rights of action and of asserting claims under this Indenture, or under any of the Securities may be enforced by the Trustee without the possession of any of the Securities or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Securities appertaining to such Securities in respect of which such action was taken.

In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities appertaining to such Securities in respect to which such action was taken, and it shall not be necessary to make any Holders of such Securities appertaining to such Securities parties to any such proceedings.

SECTION 6.03. Application of Proceeds. Any moneys collected by the Trustee pursuant to this Article shall, subject to the subordination provisions hereof, be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Securities in respect of which monies have been collected and stamping (or otherwise noting) thereon the payment, or issuing Securities in reduced principal amounts in exchange for the presented Securities if only partially paid, or upon surrender thereof if fully paid:

FIRST: To the payment of costs and expenses applicable to the Securities in respect of which monies have been collected, including reasonable compensation to the Trustee and each predecessor Trustee and their respective agents and attorneys and of all reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee and any other amounts due the Trustee under Section 7.06, except as a result of negligence or willful misconduct;

SECOND: In case the principal of the Securities in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Securities in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in such Securities, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

THIRD: In case the principal of the Securities in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities for principal and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities, then to the payment of such principal and interest or Yield to Maturity, without preference or priority of principal over interest or Yield to Maturity, or of interest or Yield to Maturity over principal, or of any installment of interest over any other installment of interest, or of any Security over any other Security, ratably to the aggregate of such principal and accrued and unpaid interest or Yield to Maturity; and

FOURTH: To the payment of the remainder, if any, to the Issuer or any other Person lawfully entitled thereto.

SECTION 6.04. Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

SECTION 6.05. Restoration of Rights on Abandonment of Proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Issuer and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.

SECTION 6.06. Limitations on Suits by Securityholders. No Holder of any Security shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.09; it being understood and intended, and being expressly covenanted by the taker and Holder of every Security with every other taker and Holder and the Trustee, that no one or more Holders of Securities shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holder of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 6.07. Unconditional Right of Securityholders to Institute Certain Suits. Notwithstanding any other provision in this Indenture and any provision of any Security, the right of any Holder of any Security to receive payment of the principal of and interest on such Security on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Section 6.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Trustee or of any Holder of Securities to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 6.06, every power and remedy given by this Indenture or by law to the Trustee or to the Holders of Securities may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders of Securities.

SECTION 6.09. Control by Holders of Securities. The Holders of a majority in aggregate principal amount of the Securities at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and provided further that (subject to the provisions of Section 7.01) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by nationally recognized counsel in writing or by an opinion of counsel, shall reasonably determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forebearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities not joining in the giving of said direction, it being understood that (subject to Section 7.01) the Trustee shall have no duty to ascertain whether or not such actions or forebearances are unduly prejudicial to such Holders.

Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action reasonably deemed proper by the Trustee and which is not inconsistent with such direction or directions by Securityholders.

SECTION 6.10. Waiver of Past Defaults. Prior to the acceleration of the maturity of any Securities as provided in Section 6.01, the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding with respect to which an Event of Default shall have occurred and be continuing (voting as a single class) may on behalf of the Holders of all such Securities waive any past default or Event of Default described in Section 6.01 and its consequences, except a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Security affected. In the case of any such waiver, the Issuer, the Trustee and the Holders of all such Securities shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 6.11. Trustee to Give Notice of Default, But May Withhold in Certain Circumstances. The Trustee shall, within ninety (90) days after the occurrence of a default with respect to the Securities, give notice of all defaults actually known to the Trustee, by mailing notice to the Holders of then Outstanding Securities affected at their addresses as they shall appear on the registry books, unless in each case such defaults shall have been cured before the mailing or publication of such notice (the term “defaults” for the purpose of this Section being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default).

SECTION 6.12. Right of Court to Require Filing of Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder or group of Securityholders holding in the aggregate more than 10% in aggregate principal amount of the Securities, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or interest on any Security on or after the due date expressed in such Security or any date fixed for redemption.

ARTICLE 7

CONCERNING THE TRUSTEE

SECTION 7.01. Duties and Responsibilities of the Trustee; During Default; Prior to Default. With respect to the Holders of any Securities issued hereunder, the Trustee, prior to the occurrence of an Event of Default with respect to the Securities and after the curing or waiving of all Events of Default which may have occurred with respect to such series, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default with respect to the Securities has occurred (which has not been cured or waived) the Trustee shall exercise with respect to such Securities such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

(a) prior to the occurrence of an Event of Default with respect to the Securities and after the curing or waiving of all such Events of Default with respect to Securities which may have occurred:

(i) the duties and obligations of the Trustee with respect to the Securities shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 7.09 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

SECTION 7.02. Certain Rights of the Trustee. Subject to Section 7.01:

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Issuer;

(c) the Trustee may consult with nationally recognized counsel and any written advice or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

(e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

(f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities then Outstanding; provided that, if the payment within a reasonable time to the Trustee of the reasonable costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Issuer or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Issuer upon demand; notwithstanding the above, the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

(h) the permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein; the Trustee shall not be liable in connection with the performance of its duties hereunder, except for its own negligence or willful misconduct;

(i) whenever in the administration of the trusts imposed upon it by this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter may be deemed to be conclusively proved and established by an Officer’s Certificate, and such Officer’s Certificate shall be full warrant to the Trustee for any action taken or suffered in good faith under the provisions of the Indenture in reliance upon such Officer’s Certificate, but in its discretion the Trustee may, in lieu thereof, accept other evidence of such matter or may request such additional evidence as it may deem reasonable;

(j) whether or not therein expressly so provided, every provision of this Indenture or other documents relating to the issuance of Securities, relating to the conduct or affecting the liability of or affording protection to the Trustee, shall be subject to the provisions of this Article;

(k) the Trustee shall not be deemed to have notice or actual knowledge of any Event of Default unless and until it shall have actual knowledge thereof, or a Responsible Officer shall have received written notice thereof at its principal corporate trust office, including where required from Holders of not less than 25% in aggregate principal amount of the Securities of each affected series then outstanding (treated as a single class). Except as otherwise expressly provided herein, the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or of any of the documents executed in connection with the Securities, or as to the existence of a default hereunder.

SECTION 7.03. Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Issuer of any of the Securities or of the proceeds thereof.

SECTION 7.04. Trustee and Agents May Hold Securities; Collections, etc. The Trustee or any agent of the Issuer or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee or such agent.

SECTION 7.05. Moneys Held by Trustee. Subject to the provisions of Section 11.04 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Issuer or the Trustee shall be under any liability for interest on any moneys received by it hereunder.

SECTION 7.06. Compensation and Indemnification of Trustee and Its Prior Claim. The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Issuer covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other Persons not regularly in its employ) except any such expense, disbursement or advance as may be reasonably determined to arise from its negligence or willful misconduct. The Issuer also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, reasonable costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the Issuer under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for reasonable expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture.

SECTION 7.07. Right of Trustee to Rely on Officer’s Certificate, etc. Subject to Sections 7.01 and 7.02, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee unless there was negligence or willful misconduct on the part of the Trustee in relying on such certificate, and such certificate, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the good faith thereof unless there was negligence or willful misconduct on the part of the Trustee in relying on such certificate.

SECTION 7.08. Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of this Indenture.

SECTION 7.09. Persons Eligible for Appointment as Trustee. The Trustee shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State or the District of Columbia having (or in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50,000,000, and which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal, State or District of Columbia authority. Such corporation shall have an established place of business or agency in the state of Louisiana if there be such a corporation in such location willing to act upon reasonable and customary terms and conditions. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.

SECTION 7.10. Resignation and Removal; Appointment of Successor Trustee.

(a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice of resignation to the Issuer and by mailing notice of such resignation to the Holders of then Outstanding Securities affected at their addresses as they shall appear on the registry books. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee or trustees by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide Holder of a Security for at least six months may, subject to the provisions of Section 6.12, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and shall fail to resign after written request therefor by the Issuer or by any Securityholder; or

(ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; then, in any such case, the Issuer may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, any Securityholder who has been a bona fide Holder of a Security for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may at any time remove the Trustee with respect to Securities and appoint a successor trustee with respect to the Securities by delivering to the Trustee so removed, to the successor trustee so appointed and to the Issuer the evidence provided for in Section 7.01 of the action in that regard taken by the Securityholders.

(d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 7.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

SECTION 7.11. Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 7.10 shall execute and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to all shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee hereunder; but, nevertheless, on the written request of the Issuer or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 11.04, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon reasonable request of any such successor trustee, the Issuer shall execute any and all reasonable instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.11 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.09.

Upon acceptance of appointment by any successor trustee as provided in this Section 7.11, the successor trustee shall give notice thereof by mailing notice to the Holders of then Outstanding Securities affected at their addresses as they shall appear on the registry books. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 7.10.

SECTION 7.12. Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding by sale or otherwise to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 7.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 7.13. Appointment of Authenticating Agent. As long as any Securities remain Outstanding, the Trustee may, by an instrument in writing, appoint with the approval of the Issuer an authenticating agent (the “Authenticating Agent”) which shall be authorized to act on behalf of the Trustee to authenticate Securities, including Securities issued upon exchange, registration of transfer, partial redemption or pursuant to Section 2.09. Securities authenticated by such Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee. Whenever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or to the Trustee’s Certificate of Authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent for such series and a Certificate of Authentication executed on behalf of the Trustee by such Authenticating Agent. Such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $5,000,000 (determined as provided in Section 7.09 with respect to the Trustee) and subject to supervision or examination by Federal or State authority.

Any corporation into which any Authenticating Agent may be merged or converted, or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding by sale or otherwise to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent with respect to all Securities for which it served as Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent. Any Authenticating Agent may at any time, and if it shall cease to be eligible shall, resign by giving written notice of resignation to the Trustee and to the Issuer.

Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 7.14 with respect to any Securities, the Trustee shall upon receipt of an Issuer Order appoint a successor Authenticating Agent and the Issuer shall provide notice of such appointment to all Holders of Securities in the manner and to the extent provided in Section 12.04. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. The Issuer agrees to pay to the Authenticating Agent from time to time reasonable compensation. The Authenticating Agent for the Securities shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee.

The rights and protections from liability provided in this Article shall be applicable to any Authenticating Agent.

ARTICLE 8

CONCERNING THE SECURITYHOLDERS

SECTION 8.01. Evidence of Action Taken by Securityholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 8.01 and 8.02) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Article.

SECTION 8.02. Proof of Execution of Instruments and of Holding of Securities. Subject to Sections 8.01 and 8.02, the execution of any instrument by a Securityholder or his agent or proxy may be proved in the following manner:

(a) The fact and date of the execution by any Holder of any instrument may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the person executing such instruments acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute sufficient proof of the authority of the person executing the same. Subject to Sections 8.01 and 8.02, the fact and date of the execution of any such instrument and the amount and numbers of Securities held by the Person so executing such instrument and the amount and numbers of any Security or Securities may also be proven in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in any other manner which the Trustee may deem sufficient.

(b) In the case of Registered Securities, the ownership of such Securities shall be proved by the Security register or by a certificate of the Security registrar.

The Issuer may set a record date for purposes of determining the identity of Holders of Securities entitled to vote or consent to any action referred to in Section 8.01, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or reconsideration) not more than 60 days nor less than five days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, with respect to Securities, only Holders of Securities of record on such record date shall be entitled to so vote or give such consent or revoke such vote or consent.

SECTION 8.03. Holders to Be Treated as Owners. The Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the Person in whose name any Security shall be registered upon the Security register as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Security and for all other purposes; and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

SECTION 8.04. Securities Owned by Issuer Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities have concurred in any direction, consent or waiver under this Indenture, Securities which are owned by the Issuer or any other obligor on the Securities with respect to which such determination is being made or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities which the Trustee knows are so owned shall be so disregarded by reference to the list of Holders as reflected on the registration Books of the Registrar, or such written Certification by the Holder in a form acceptable to the Trustee received at least 5 days prior to such determination date. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities. In case of a dispute as to such right, the advice of nationally recognized counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Securities, if any, known by the Issuer to be owned or held by or for the account of any of the above-described Persons; and, subject to Sections 8.01 and 8.02, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

SECTION 8.05. Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities, as the case may be, specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor or on registration of transfer thereof, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities, as the case may be, specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the Holders of all the Securities affected by such action.

ARTICLE 9

SUPPLEMENTAL INDENTURES

SECTION 9.01. Supplemental Indentures Without Consent of Securityholders. The Issuer, when authorized by a resolution of its Board of Directors (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order), and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities of any property or assets;

(b) to evidence the succession of another corporation to the Issuer, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Issuer pursuant to Article 10;

(c) to add to the covenants of the Issuer such further covenants, restrictions, conditions or provisions as the Issuer and the Trustee shall consider to be for the protection of the Holders of Securities, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities to waive such an Event of Default;

(d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make any other provisions as the Issuer may deem necessary or desirable, provided that no such action shall materially adversely affect the interests of the Holders of the Securities;

(e) to establish the forms or terms of Securities as permitted by Sections 2.01 and 2.03;

(f) to provide for the issuance under this Indenture of Securities (including Securities registrable as to principal only) and to provide for exchangeability of such Securities with the Securities issued hereunder in fully registered form and to make all appropriate changes for such purpose;

(g) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualifications of this Indenture under any similar applicable statute hereafter enacted; and

(h) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 7.11.

The Trustee is hereby authorized to join with the Issuer in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of Section 9.02.

SECTION 9.02. Supplemental Indentures with Consent of Securityholders. With the consent (evidenced as provided in Article 8) of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding by such supplemental indenture (voting as one class), the Issuer, when authorized by a resolution of its Board of Directors (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order), and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities; provided, that no such supplemental indenture shall (a)(i) extend the final maturity of any Security, (ii) reduce the principal amount thereof, (iii) reduce the rate or extend the time of payment of interest thereon, (iv) reduce any amount payable on redemption thereof, (v) make the principal thereof (including any amount in respect of original issue discount), or interest thereon payable in any coin or currency other than that provided in the Securities or in accordance with the terms thereof, (vi) modify or amend any provisions for converting any currency into any other currency as provided in the Securities or in accordance with the terms thereof, (vii) reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof pursuant to Section 6.01 or the amount thereof provable in bankruptcy pursuant to Section 6.02, (viii) impair the conversion or exchange rights of the Securities for securities of the Issuer or of other entities or other property (or the cash value thereof), including the determination of the amount of securities or other property (or cash) into which the Securities shall be converted or exchanged, other than as provided in the antidilution provisions or other similar adjustment provisions of the Securities or otherwise in accordance with the terms thereof, (ix) alter the provisions of Section 12.11 or 12.12 or impair or affect the right of any Securityholder to institute suit for the payment thereof or, if the Securities provide therefor, any right of repayment at the option of the Securityholder, in each case without the consent of the Holder of each Security so affected, or (b) reduce the aforesaid percentage of Securities, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Security so affected.

It shall not be necessary for the consent of the Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall give notice thereof by mailing notice thereof by first class mail to the Holders of then Outstanding Securities at their addresses as they shall appear on the registry books, and in each case such notice shall set forth in general terms the substance of such supplemental indenture. Any failure of the Issuer to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the Holders of Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 9.04. Documents to Be Given to Trustee. The Trustee shall be entitled to receive (and subject to the provisions of Sections 8.01 and 8.02) shall be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article 9 is permitted by and complies with the applicable provisions of this Indenture.

SECTION 9.05. Notation on Securities in Respect of Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Trustee for such series as to any matter provided for by such supplemental indenture or as to any action taken by Securityholders. If the Issuer or the Trustee shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for the Securities then Outstanding.

ARTICLE 10

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

SECTION 10.01. Issuer May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 10.02, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of the Issuer with or into any other Person or Persons (whether or not affiliated with the Issuer), or successive consolidations or mergers in which the

Issuer or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance or lease (or successive sales, conveyances or leases) of all or substantially all of the property of the Issuer, to any other Person (whether or not affiliated with the Issuer), authorized to acquire and operate the same and that shall be organized under the laws of the United States of America, any state thereof or the District of Columbia; provided, however, that upon any such consolidation, merger, sale, conveyance or lease, the due and punctual payment of the principal of and premium, if any, and interest on all of the Securities, according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Issuer, shall be expressly assumed, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee by the Person (if other than the Issuer) formed by such consolidation, or into which the Issuer shall have been merged, or by the Person that shall have acquired or leased such property, and such supplemental indenture shall provide for conversion rights (if applicable).

SECTION 10.02. Successor Corporation to be Substituted. In case of any such consolidation, merger, sale, conveyance or lease and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium, if any, and interest on all of the Securities and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Issuer, such successor Person shall succeed to and be substituted for the Issuer, with the same effect as if it had been named herein as the party of this first part. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of First Responder Systems and Technology Inc. any or all of the Securities, issuable hereunder that theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of such successor Person instead of the Issuer and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Securities that previously shall have been signed and delivered by the officers of the Issuer to the Trustee for authentication, and any Securities that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or lease, the Person named as the “Issuer” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 10 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be released from its liabilities as obligor and maker of the Securities and from its obligations under this Indenture.

In case of any such consolidation, merger, sale, conveyance or lease, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

SECTION 10.03. Opinion of Counsel to be Given Trustee. The Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance or lease and any such assumption is permitted by and complies with the provisions of this Article 9.

ARTICLE 11

SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

SECTION 11.01. Satisfaction and Discharge of Indenture. Unless otherwise set forth in the supplemental indenture, when (a) the Issuer shall deliver to the Trustee for cancellation all Securities theretofore authenticated (other than any Securities appertaining thereto that have been destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) and not theretofore canceled, or (b) all Securities not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Issuer shall deposit with the Trustee, in trust, funds sufficient to pay at maturity or upon redemption of all of the Securities (other than any Securities that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and premium, if any, and interest due or to become due to such date of maturity or redemption date, as the case may be, accompanied by a verification report, as to the sufficiency of the deposited amount, from an independent certified accountant or other financial professional satisfactory to the Trustee, and if the Issuer shall also pay or cause to be paid all other sums payable thereunder by the Issuer, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Securities, (ii) rights thereunder of such holders of Securities to receive payments of principal of and premium, if any, and interest on, such Securities and the other rights, duties and obligations of holders of such Securities, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Issuer accompanied by an Officer’s Certificate and an Opinion of Counsel as required by Section 11.05 and at the cost and expense of the Issuer, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Issuer, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities.

SECTION 11.02. Application by Trustee of Funds Deposited for Payment of Securities. Subject to Section 11.04, all moneys deposited with the Trustee (or other trustee) pursuant to Section 1.01 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Issuer acting as its own paying agent), to the Holders of the particular Securities for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such money need not be segregated from other funds except to the extent required by law.

SECTION 11.03. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to Securities, all moneys then held by any paying agent under the provisions of this Indenture with respect to such Securities shall, upon demand of the Issuer, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

SECTION 11.04. Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years. Any moneys deposited with or paid to the Trustee or any paying agent for the payment of the principal of or interest on any Security and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, shall, upon the written request of the Issuer and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law (including La.R.S. 9:151 et. seq.), be repaid to the Issuer by the Trustee for such series or such paying agent free from the trusts created by this Indenture, and the Holder of the Securities shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease; provided, however, that the Trustee or such paying agent, before being required to make any such repayment with respect to moneys deposited with it for any payment in respect of Securities, may at the expense of the Issuer, mail by first-class mail to Holders of such Securities at their addresses as they shall appear on the Security register, notice, that such moneys remain and that, after a date specified therein, which shall not be less than thirty days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Trustee shall not be liable for any interest on funds held by it. The Issuer shall not be liable for any interest on the sums paid to it pursuant to this Section and shall not be regarded as a trustee of such money.

SECTION 11.05. Indemnity for U.S. Government Obligations. The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 11.01 or the principal or interest received in respect of such obligations.

ARTICLE 12

MISCELLANEOUS PROVISIONS

SECTION 12.01. Incorporators, Stockholders, Officers and Directors of Issuer Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer, employee or director, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities.

SECTION 12.02. Provisions of Indenture for the Sole Benefit of Parties and Holders of Securities and Coupons. Nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the Holders of the Securities, if any, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors, the Holders of the Securities.

SECTION 12.03. Successors and Assigns of Issuer Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Issuer shall bind its successors and assigns, whether so expressed or not.

SECTION 12.04. Notices and Demands on Issuer, Bank and Holders of Securities. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities to or on the Issuer may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to First Responder Systems and Technology Inc., 8000 GSRI Avenue, Building 3000, Baton Rouge, Louisiana, 70820, Attention: Chief Financial Officer. Any notice, direction, request or demand by the Issuer or any Holder of Securities to or upon the Bank shall be deemed to have been sufficiently given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Trustee is filed by the Trustee with the Issuer) to Hancock Bank of Louisiana, (Trust Division), 365 Canal Street, Suite 2280, New Orleans, Louisiana 70130, Attention: Carliss Knesel

Where this Indenture provides for notice to Holders of Securities, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or sent by overnight delivery service or by telecopy (with written confirmation thereof by mail or overnight delivery service) to each Holder entitled thereto, at his last address as it appears in the Security register. In any case where notice to such Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Issuer when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

SECTION 12.05. Officer’s Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Any certificate, statement or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Issuer, upon the certificate, statement or opinion of or representations by an officer or officers of the Issuer, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of an officer of the Issuer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate or opinion of any independent firm of public accountants filed with and directed to the Trustee shall contain a statement that such firm is independent.

SECTION 12.06. Payments Due on Saturdays, Sundays and Holidays. If the date of maturity of interest on or principal of the Securities or the date fixed for redemption or repayment of any such Security shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

SECTION 12.07. Louisiana Law to Govern. This Indenture and each Security shall be deemed to be a contract under the laws of the State of Louisiana, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.

SECTION 12.08. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 12.9. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 12.10. Judgment Currency. The Issuer agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest on the Securities (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in Baton Rouge, Louisiana the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a Baton Rouge Banking Day, then, to the extent permitted by applicable law, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in Baton Rouge, Louisiana the Required Currency with the Judgment Currency on the Baton Rouge Banking Day preceding the day on which a final unappealable judgment is entered, and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, “Baton Rouge Banking Day” means any day except a Saturday, Sunday or a legal holiday in Baton Rouge, Louisiana or a day on which banking institutions in Baton Rouge, Louisiana are authorized or required by law or executive order to close.

SECTION 12.11. Acceptance of Appointment and Compensation. The Bank hereby accepts its appointments, and agrees to act as the Paying Agent, Escrow Agent, Registrar, and Trustee, as set forth in this Indenture. As compensation for the Bank’s services as Paying Agent, Escrow Agent, Registrar and Trustee, the Issuer hereby agrees to pay the Bank a fee according to the Bank’s fee schedule set forth in Exhibit D hereto. Such compensation shall remain fixed for the term of this Indenture in accordance with Exhibit D.

SECTION 12.12. Duration of Appointment. The Bank shall remain the Paying Agent, Escrow Agent, Registrar and Trustee for the Issuer until the outstanding Securities are paid in full either at maturity or upon redemption, unless (i) the Bank consents to the appointment of a successor Paying Agent, Escrow Agent, Registrar or Trustee, as applicable, or (ii) the Bank becomes insolvent, enters into receivership, or bankruptcy, or (iii) acts in bad faith.

ARTICLE 13

REDEMPTION OF SECURITIES

SECTION 13.01. Applicability of Article. The provisions of this Article shall be applicable to the Securities which are redeemable before their maturity or to any sinking fund for the retirement of Securities except as otherwise specified as contemplated by Section 2.03 for Securities.

SECTION 13.02. Notice of Redemption; Partial Redemptions. Notice of redemption to the Holders of Securities to be redeemed as a whole or in part at the option of the Issuer shall be given by mailing notice of such redemption by first class mail, postage prepaid, or sent by overnight delivery service or by telecopy (with written confirmation thereof by mail or overnight delivery service), to such Holders of Securities at their last addresses as they shall appear upon the registry books at least 30 days and not more than 60 days prior to the date fixed for redemption, or within such other redemption notice period as has been designated for any Securities pursuant to Section 2.03 or 2.04 (the “Redemption Notice Period”). Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

The notice of redemption to each such Holder shall specify the principal amount of each Security held by such Holder to be redeemed, the date fixed for redemption, the redemption price (or if not then ascertainable, the manner of calculation thereof), the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, that interest accrued to the date fixed for redemption will be paid as specified in such notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Security is to be redeemed in part only the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security in principal amount equal to the unredeemed portion thereof will be issued.

The notice of redemption of Securities to be redeemed at the option of the Issuer shall be given by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer.

On or before the redemption date specified in the notice of redemption given as provided in this Section, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.04) an amount of money or other property sufficient to redeem on the redemption date all the Securities so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. The Issuer will deliver to the Trustee at least 45 days prior to the date fixed for redemption (or such shorter period of time as may be acceptable to the Trustee) an Officer’s Certificate stating the aggregate principal amount of Securities to be redeemed. In case of a redemption at the election of the Issuer prior to the expiration of any restriction on such redemption, the Issuer shall deliver to the Trustee, prior to the giving of any notice of redemption to Holders pursuant to this Section, an Officer’s Certificate stating that such restriction has been complied with.

If less than all the Securities are to be redeemed, the Issuer shall select, in such manner as Issuer shall deem appropriate and fair, Securities to be redeemed in whole or in part. Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Securities or any multiple thereof. The Issuer shall promptly notify the Trustee in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

SECTION 13.03. Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Issuer shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue, and, except as provided in Sections 6.05 and 10.04, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a place of payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that payment of interest becoming due on or prior to the date fixed for redemption shall be payable to the Holders of such Securities registered as such on the relevant record date subject to the terms and provisions of Sections 2.03 and 2.07 hereof.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest or Yield to Maturity (in the case of an Original Issue Discount Security) borne by such Security.

Upon presentation of any Security redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Issuer, a new Security or Securities, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

SECTION 13.04. Exclusion of Certain Securities from Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in an Officer’s Certificate delivered to the Trustee at least 15 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Issuer or (b) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer.

ARTICLE 14

SUBORDINATION

SECTION 14.01. Subordination. The Issuer covenants and agrees, and each holder of a Security issued hereunder by its acceptance thereof likewise covenants and agrees, that all indebtedness represented by the Securities shall be issued subject to the provisions of this Article 14, and each Person holding any Security, whether upon original issue or upon registration of transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

The payment of the principal of, premium, if any, and interest on any Security issued hereunder shall, to the extent and in the manner hereinafter set forth, be unsubordinated and equal in right of payment to the payment in full of all other Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.

No provision of this Article 14 shall prevent the occurrence of any default or Event of Default hereunder.

The Issuer shall obtain a written subordination agreement from and lender or creditor for any current or future Indebtedness in a form substantially similar to Exhibit B attached hereto, which subordination agreement shall provide for such other party or creditor to fully subordinate its rights and interests to those of the Securityholders.

SECTION 14.02. Article Applicable to Paying Agents. If at any time any paying agent other than the Trustee shall have been appointed by the Issuer and be then acting hereunder, the term “Trustee” as used in this Article 14 shall (unless the context otherwise requires) be construed as extending to and including such paying agent within its meaning as fully for all intents and purposes as if such paying agent were named in this Article 14 in addition to or in place of the Trustee; provided, however, that the first paragraph of Section 14.01 shall not apply to the Issuer or any affiliate of the Issuer if it or such affiliate acts as paying agent.

The Trustee shall not be responsible for the actions or inactions of any other paying agents (including the Issuer if acting as its own paying agent) and shall have no control of any funds held by such other paying agents.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of November 21, 2005.

FIRST RESPONDER SYSTEMS AND		COMMONWEALTH ADVISORS, INC
TECHNOLOGY INC.
[CORPORATE SEAL]

By:	/s/ Thomas Anderson	Address:	P.O. Box 3395
Name:	Thomas Anderson		Baton Rouge, LA 70821
Title:	Chief Operating Officer

Attest:		By:	/s/ Walter Morales
By:	/s/ Celeste Roussel	Name:	Walter Morales
Name:	Celeste Roussel	Title:	President
Title:	Accounting Manager

HANCOCK BANK OF LOUISIANA, (TRUST DIVISION), TRUSTEE [CORPORATE SEAL]		Attest:

By:
Name:
Title:

By:	/s/ Carliss Knessel
Name:	Carliss Knessel
Title:	Trust Officer

Attest:

By:	/s/ Colin Hedlund
Name:	Colin Hedlund
Title:	Trust Officer

EXHIBIT A

FIRST RESPONDER SYSTEMS AND TECHNOLOGY INC.

3% DEBENTURE DUE DECEMBER 30, 2010

$8,000,000

CUSIP:

                           , 2005

First Responder Systems and Technology Inc., a Delaware corporation (“Issuer”), herein called the “Issuer”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Cede & Co. or registered assigns, the principal sum of EIGHT MILLION AND NO/100 dollars ($8,000,000) on December 30, 2010 at the office or agency of the Issuer maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on June 30 and December 30 of each year, commencing June 30, 2006, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 3%, from December 30 or June 30, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for.

Except as otherwise provided in the Indenture, the interest payable on the Note pursuant to the Indenture on any June 30 or December 30 will be paid to the person entitled thereto as it appears in the Note register at the close of business on the record date, which shall be the June 1 or December 1 (whether or not a Business Day) next preceding such June 30 or December 30, as provided in the Indenture; provided, however, that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture.

Interest shall be payable at the office of the Issuer maintained by the Issuer for such purposes in the Parish of East Baton Rouge, Louisiana, which shall initially be an office or agency of the Trustee and may, as the Issuer shall specify to the paying agent in writing by each record date, be paid either (i) by check mailed to the address of the Person entitled thereto as it appears in the Note register or (ii) by transfer to an account maintained by such Person located in the United States; provided, however, that payments to the Depositary will be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions subordinating the payment of principal of and premium, if any, and interest on the Notes to the prior payment in full of all Senior Indebtedness, as defined in the Indenture, and provisions giving the holder of this Note the right to convert this Note into common stock of the Issuer on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall be deemed to be a contract made under the laws of the State of Louisiana, and for all purposes shall be construed in accordance with and governed by the laws of the State of Louisiana, without regard to principles of conflicts of laws.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

First Responder Systems and Technology Inc.

By:
Name:	Joseph A. Roccaforte, Jr.
Title:	President and Chief Executive Officer

Attest:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

HANCOCK BANK OF LOUISIANA, as Trustee

By:
Name:	Carliss Knesel
Title:	Vice President and Trust Officer

FORM OF REVERSE OF NOTE

FIRST RESPONDER SYSTEMS AND TECHNOLOGY INC.

3% DEBENTURE DUE DECEMBER 30, 2010

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its 3% Debenture due December 30, 2010 (herein called the “Notes”), limited to the aggregate principal amount of $8,000,000 all issued or to be issued under and pursuant to an Indenture dated as of                          , 2005, between the Issuer and Hancock Bank of Louisiana, as trustee (herein called the “Trustee”), to which Indenture and all other indentures (if any) supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the holders of the Notes.

In case certain Events of Default (as defined in the Indenture) shall have occurred and be continuing, the principal of, premium, if any, and accrued interest on all Notes may be declared by either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental indenture shall (a)(i) extend the final maturity of the Notes, (ii) reduce the principal amount hereof, (iii) reduce the rate or extend the time of payment of interest hereon, (iv) reduce any amount payable on redemption hereof, (v) make the principal hereof, or interest hereon payable in any coin or currency other than that provided herein or in accordance with the terms hereof, (vi) modify or amend any provisions relating to the conversion or exchange of the Notes, including the determination of the amount of securities or other property (or cash) into which the Notes shall be converted or exchanged, (vii) impair or affect the right of any Noteholder to institute suit for the payment hereof or any right of repayment at the option of the Noteholder, in each case without the consent of the Holder of each Note so affected, or (b) reduce the aforesaid percentage of Notes, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Note so affected. Subject to the provisions of the Indenture, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences except a default in respect of a covenant or provisions of the Indenture which under Article 8 of the Indenture cannot be modified without the consent of the holders of each or all Notes then outstanding or affected thereby. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

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The Issuer is subject to certain terms and conditions set forth in the Investor Rights Agreement and Voting Rights Agreement dated                          , 2005. Each holder of this Note, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the rights so provided and appoints the Trustee his attorney-in-fact for such purpose.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

The Notes are issuable in fully registered form, without coupons, in denominations of $1,000 principal amount and any integral multiple of $1,000. At the office or agency of the Issuer referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations.

The Company may redeem the Debentures at any time, in whole or in part, on at least 30 days’ notice but no more than 60 days’ notice, together with any accrued and unpaid interest to, but excluding the redemption date, at a redemption price equal to 100% of the principal amount of the Debentures to be redeemed under the following circumstances at any time after a date three years from the Original Issue Date. If the Company redeems less than all of the outstanding Debentures, the Company’s Board of Directors will select the Debentures to be redeemed in multiples of $1,000 by lot, pro rata or any other method the Board of Directors considers fair and appropriate, in its sole discretion. The Notes are not subject to redemption through the operation of any sinking fund.

The Issuer may not give notice of any redemption of the Notes if a default in the payment of interest or premium, if any, on the Notes has occurred and is continuing.

The Issuer, the Trustee, any authenticating agent, any paying agent, and any Note registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Issuer or any Note registrar) for the purpose of receiving payment hereof, or on account hereof, and for all other purposes, and neither the Issuer nor the Trustee nor any other authenticating agent nor any paying agent nor other conversion agent nor any Note registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

No recourse for the payment of the principal of or any premium or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any

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obligation, covenant or agreement of the Issuer in the Indenture or any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

This Note shall be deemed to be a contract made under the laws of Louisiana, and for all purposes shall be construed in accordance with the laws of Louisiana, without regard to principles of conflicts of laws.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

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EXHIBIT B

First Responder Systems and Technology Inc.

Certificate of Incumbency

In connection with the Trust Indenture executed between Hancock Bank of Louisiana (“Escrow Agent”) and First Responder Systems and Technology Inc. dated                 , the undersigned does hereby certify that (i) the person whose name appears below is the duly elected and acting officer of FIRST RESPONDER SYSTEMS AND TECHNOLOGY INC. holding the office indicated after his name, (ii) is entitled to issue instructions or directions to the Escrow Agent on behalf of such party and (iii) the signature after his name is his true signature.

Joseph A. Roccaforte, Jr.	President and CEO
Thomas E. Anderson	Executive VP and COO

IN WITNESS WHEREOF, the undersigned has signed this certificate this      day of             , 2005.

FIRST RESPONDER SYSTEMS AND TECHNOLOGY INC.

By:
Name:	Louis K. Greenblatt
Title:	Secretary

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Commonwealth Advisors, Inc.

Certificate of Incumbency

In connection with the Trust Indenture executed between Hancock Bank of Louisiana (“Escrow Agent”) and First Responder Systems and Technology Inc. dated             , the undersigned does hereby certify that (i) the person whose name appears below is the duly elected and acting officer of COMMONWEALTH ADVISORS, INC. holding the office indicated after his name, (ii) is entitled to issue instructions or directions to the Escrow Agent on behalf of such party and (iii) the signature after his name is his true signature.

Walter Morales	President

IN WITNESS WHEREOF, the undersigned has signed this certificate this      day of             , 2005.

COMMONWEALTH ADVISORS, INC.

By:
Name:
Title:	Secretary

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EXHIBIT C

DISBURSEMENT REQUEST NO.

Hancock Bank of Louisiana

Trust Division

365 Canal Street, Suite 2280

New Orleans, Louisiana 70130

Attention: Carliss Knesel

DATE:

Reference is made to the Indenture, dated             , and 2005, between First Responder Systems and Technology Inc. (“Company”) and Hancock Bank of Louisiana the “Indenture” and the Debenture Purchase Agreement, dated                 2005. Capitalized terms used in this Indenture without definition will have the meanings specified in the Indenture.

This disbursement request is delivered to you pursuant to Section 4.02 of the Indenture and Section 1.4 of the Debenture Purchase Agreement. The information relating to this disbursement request is as follows:

1. The aggregate amount of proceeds requested to be disbursed in accordance with this disbursement request is $                .

2. The disbursement date on which the withdrawals pursuant to this disbursement request are to be made is                 .

3. The undersigned authorized officer of the Company certifies that the requested disbursement is in accordance with the Debenture Purchase Agreement, the Investor Rights Agreement, and the Indenture.

4. The undersigned authorized officer of the Company certifies that (a) the milestones set forth in Section 1.4 of the Debenture Purchase have been achieved prior to the funding of the requested disbursement; or (b) the milestone set forth in Section 1.4 of the Debenture Purchase was missed by fifteen percent (15% or less) and the Company met the previous quarters milestone.

5. The undersigned authorized representative of Commonwealth Advisors, Inc. certifies that the Company has met (a) the milestones set forth in Section 1.4 of the Debenture Purchase Agreement.; or (b) the milestone set forth in Section 1.4 of the Debenture Purchase was missed by fifteen percent (15% or less) and the Company met the previous quarters milestone.

Each of the undersigned hereby certifies that (s)he is a duly authorized officer of Company or Commonwealth Advisors, Inc., as applicable, and that, as such, (s)he is authorized to execute this disbursement request on behalf of Company or Commonwealth Advisors, Inc., as applicable.

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FIRST RESPONDER SYSTEMS AND TECHNOLOGY INC.	COMMONWEALTH ADVISORS, INC.

By:	By:
Name:	Name:
Title:	Title:

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EXHIBIT D

Hancock Bank of Louisiana Fee Schedule

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